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                                   EXHIBIT 16

                             JOINT FILING AGREEMENT
                             ----------------------

      In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of beneficial interest, par value $.01 per share, of The Fortress Group, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the ____ day of February 1998.


                  PROMETHEUS HOMEBUILDERS LLC

                  By:   LF Strategic Realty Investors II L.P.,
                        as sole member

                  By: Lazard Freres Real Estate Investors L.L.C., as general partner


                  By: /s/ Murry N. Gunty
                      __________________________________________
                  Name: Murry N. Gunty
                  Title:  Principal


                  LF STRATEGIC REALTY INVESTORS II L.P.

                  By: Lazard Freres Real Estate Investors L.L.C., as general partner


                  By: /s/ Murry N. Gunty
                      __________________________________________
                  Name: Murry N. Gunty
                  Title:  Principal